UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 24, 2005

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Halliburton has announced that it will call at par all its $500 million floating rate senior notes due 2007.

On March 24, 2005, in accordance with the provisions of the Indenture dated as of October 17, 2003 between Halliburton and JPMorgan Chase Bank, National Association as Trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture thereto dated as of January 26, 2004 (as so supplemented, the “Indenture”), pursuant to which $500,000,000 aggregate principal amount of the Senior Notes due 2007 of Halliburton (the “Notes”) were issued, the Trustee gave notice on behalf of Halliburton to the holders of the Notes that the Notes would be redeemed at 100% of the principal amount of the Notes, plus accrued and unpaid interest, on April 26, 2005.

        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: March 24, 2005	By:	/s/ Margaret E. Carriere
Margaret E. Carriere
Vice President and Secretary